Contact:

Sebastien Reyes

Director of Investor Relations

U-Haul Holding Company

(602) 263-6601

Sebastien_Reyes@uhaul.com

U-HAUL HOLDING COMPANY REPORTS FISCAL 2026 FINANCIAL RESULTS

RENO, Nev. (May 27, 2026)--U-Haul Holding Company (NYSE: UHAL, UHAL.B), parent of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company today reported net earnings available to shareholders for the year ended March 31, 2026 of $83.1 million compared with $367.1 million for the same period last year.

For the quarter ended March 31, 2026, the Company reported net losses available to shareholders of ($127.8) million compared with net losses of ($82.3) million for the same period last year.

“This is the second time in recent years we have had a real loss in this quarter,” stated Joe Shoen, Chairman of U-Haul Holding Company. “The issues with loss on disposal of rental equipment are working themselves through. CapEx on rental trucks will likely be down this time next year helping moderate fleet depreciation. Liability cost growth will normalize, continuing to vary with fleet size and growing with inflation. We are pushing a bow wave of costs associated with built but not rented storage units. These are well located and will rent. Construction of additional storage units has been declining for several months, but until we rent more than we add, these costs will remain an increasing drain. We are increasing our dealer locations in both the US and Canada to better serve the customer. Our relations with our customer base remain solid.”

Highlights of Fiscal Year and Fourth Quarter 2026 Results

•
Moving and Storage earnings from operations, before consolidation of the equity in earnings of the insurance subsidiaries, decreased $39.9 million compared to the fourth quarter of fiscal 2025 and for the full year decreased $295.5 million compared to fiscal 2025.
o
Losses from the disposal of retired rental equipment accounted for $2.1 million for the fourth quarter and $117.6 million for the full year of the decrease while fleet depreciation expense increased $40.6 million for the fourth quarter and $186.6 million for the full year. Liability costs decreased $1.8 million for the quarter and increased $76.4 million for the full year, all compared with the fourth quarter and full year of fiscal 2025.
•
Moving and Storage earnings before interest, taxes, depreciation and amortization adjusted (EBITDA) increased $5.7 million to $223.0 million compared to the fourth quarter of fiscal 2025 and for the full year ended March 31, 2026 increased $26.1 million to $1,645.9 compared with fiscal 2025.
•
Self-storage revenues increased $16.3 million, or 7.1%, in the fourth quarter of fiscal 2026 compared with the fourth quarter of fiscal 2025 and for the full year increased $74.5 million, or 8.3%, compared with fiscal 2025.
o
Same store occupancy decreased 5.4% to 86.1%, revenue per foot increased 6.5%, and the number of locations qualifying for the pool increased by 55.
o
During the fourth quarter of fiscal 2026, we added 12 new locations with storage and 1.0 million net rentable square feet (NRSF).

o
We have approximately 11.7 million NRSF in development or pending.
•
Self-moving equipment rental revenues increased $11.7 million, or 1.6%, in the fourth quarter of fiscal 2026 compared with the fourth quarter of fiscal 2025. We finished the full year up $86.4 million, or 2.3%, compared with fiscal 2025. One-way transactions increased, while revenue per transaction was flat compared to fiscal 2025. In-town revenue per transaction grew compared to fiscal 2025.
•
Cash and credit availability at the Moving and Storage operating segment was $1,479.4 million and $1,347.5 million as of March 31, 2026 and 2025, respectively.
•
On May 22, 2026 the U-Haul Holding Company Board of Directors authorized a $350 million share repurchase plan across both classes of shares.
•
On March 4, 2026, we declared a cash dividend on our Non-Voting Common Stock of $0.05 per share to holders of record on March 16, 2026. The dividend was paid on March 27, 2026.

Our latest Supplemental financial information is available at investors.uhaul.com.

U-Haul Holding Company will hold its investor call for fiscal 2026 on Thursday, May 28, 2026 at 8 a.m. Arizona Time (11 a.m. Eastern). The call will be broadcast live over the internet at investors.uhaul.com. To hear a simulcast of the call, or a replay, visit investors.uhaul.com.

About U-Haul Holding Company

U-Haul Holding Company is the parent company of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company. U-Haul is in the shared use business and was founded on the fundamental philosophy that the division of use and specialization of ownership is good for both U-Haul customers and the environment.

About U-Haul

Since 1945, U-Haul has been the No. 1 choice of do-it-yourself movers with a network of over 25,000 locations across all 50 states and 10 Canadian provinces. U-Haul Truck Share 24/7 offers secure access to U-Haul trucks every hour of every day through the customer dispatch option on their smartphones and our patented Live Verify technology. Our customers' patronage has enabled the U-Haul fleet to grow to approximately 204,800 trucks, 136,600 trailers and 42,000 towing devices. U-Haul is the third largest self-storage operator in North America and offers 1,136,000 rentable storage units and 99.0 million square feet of self-storage space at owned and managed facilities. U-Haul is the largest retailer of propane in the U.S., and continues to be the largest installer of permanent trailer hitches in the automotive aftermarket industry. U-Haul has been recognized repeatedly as a leading "Best for Vets" employer and was recently named one of the 15 Healthiest Workplaces in America.

Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect U-Haul Holding Company’s business and future operating results, please refer to our Form 10-K for the year ended March 31, 2026, which was filed with the SEC on May 27, 2026.

Report on Business Operations

Listed below on a consolidated basis are revenues for our major product lines for the fourth quarter and the full year of fiscal 2026 and 2025.

	Quarters Ended March 31,		Years Ended March 31,
	2026	2025	2026	2025
	(Unaudited)
	(In thousands)
Self-moving equipment rental revenues	$757,001	$745,259	$3,811,921	$3,725,524
Self-storage revenues	246,831	230,532	972,427	897,913
Self-moving and self-storage product and service sales	72,668	72,729	329,614	327,490
Property management fees	8,855	8,861	36,875	36,811
Life insurance premiums	25,590	19,553	80,977	83,707
Property and casualty insurance premiums	24,754	23,540	105,119	98,900
Net investment and interest income	40,612	36,519	163,104	151,974
Other revenue	95,508	96,516	537,782	506,346
Consolidated revenue	$1,271,819	$1,233,509	$6,037,819	$5,828,665

Listed below are revenues and earnings from operations at each of our operating segments for the fourth quarter and the full year of fiscal 2026 and 2025.

	Quarters Ended March 31,		Years Ended March 31,
	2026	2025	2026	2025
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$1,180,114	$1,153,414	$5,686,690	$5,492,774
Earnings (losses) from operations before equity in earnings of subsidiaries	(97,175)	(57,258)	350,227	645,772
Property and casualty insurance
Revenues	33,074	27,384	141,202	125,164
Earnings from operations	17,336	9,976	67,197	54,745
Life insurance
Revenues	61,339	55,201	221,753	221,869
Earnings from operations	3,807	4,755	15,308	16,642
Eliminations
Revenues	(2,708)	(2,490)	(11,826)	(11,142)
Earnings from operations before equity in earnings of subsidiaries	(27)	(249)	(111)	(1,005)
Consolidated Results
Revenues	1,271,819	1,233,509	6,037,819	5,828,665
Earnings (losses) from operations	(76,059)	(42,776)	432,621	716,154

Moving and Storage
Debt Metrics
(in thousands) (unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Real estate secured debt	$3,204,208	$3,096,564	$3,002,344	$2,727,545	$2,703,656
Unsecured debt	1,700,000	1,700,000	1,700,000	1,700,000	1,700,000
Fleet secured debt	3,157,364	3,196,817	2,965,804	2,792,015	2,758,821
Other secured debt	63,377	64,798	64,357	65,570	66,864
Total debt	8,124,949	8,058,179	7,732,505	7,285,130	7,229,341

Cash and cash equivalents	$1,014,382	$1,010,011	$910,969	$726,069	$872,467
Total assets	18,687,591	18,717,342	18,460,371	17,858,535	17,522,952
Adjusted EBITDA (TTM)	1,645,859	1,640,173	1,681,900	1,650,277	1,619,714

Net debt to adjusted EBITDA	4.3	4.3	4.1	4.0	3.9
Net debt to total assets	38.0%	37.7%	37.0%	36.7%	36.3%

Percent of debt floating	6.7%	6.8%	7.1%	6.1%	6.1%
Percent of debt fixed	93.3%	93.2%	92.9%	93.9%	93.9%
Percent of debt unsecured	20.9%	21.1%	22.0%	23.3%	23.5%

Unencumbered asset ratio*	3.98x	4.01x	3.96x	3.86x	3.91x

* Unencumbered asset value compared to unsecured debt committed, outstanding or not. Unencumbered assets valued at the higher of historical cost or allocated NOI valued at a 10% cap rate, minimum required is 2.0x.

The components of depreciation, net of gains on disposals, for the fourth quarter and the full year of fiscal 2026 and 2025 are as follows:

	Quarter Ended March 31,		Years Ended March 31,
	2026	2025	2026	2025
	(Unaudited)
	(In thousands)

Depreciation expense - rental equipment	$221,435	$180,836	$879,273	$692,660
Depreciation expense - non rental equipment	22,863	23,934	94,206	95,709
Depreciation expense - real estate	55,731	48,408	209,654	183,564
Total depreciation expense	$300,029	$253,178	$1,183,133	$971,933

Net (gains) losses on disposals of rental equipment	$17,832	$14,600	$104,496	$(15,014)
Net (gains) losses on disposals of non-rental equipment	(676)	500	(608)	1,265
Total net (gains) losses on disposals equipment	$17,156	$15,100	$103,888	$(13,749)

Depreciation, net of (gains) losses on disposals	$317,185	$268,278	$1,287,021	$958,184

Net (gains) losses on disposals of real estate	$3,001	$6,305	$8,611	$15,758

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned storage locations follows (unaudited):

	Quarters Ended March 31,
	2026	2025
	(In thousands, except occupancy rate)
Unit count as of March 31	857	799
Square footage as of March 31	73,651	68,376
Average monthly number of units occupied	607	613
Average monthly occupancy rate based on unit count	71.1%	77.3%
End of period occupancy rate based on unit count	71.0%	77.0%
Average monthly square footage occupied	54,124	53,814

	Years Ended March 31,
	2026	2025
	(In thousands, except occupancy rate)
Unit count as of March 31	857	799
Square footage as of March 31	73,651	68,376
Average monthly number of units occupied	620	607
Average monthly occupancy rate based on unit count	74.4%	79.2%
End of period occupancy rate based on unit count	71.0%	77.0%
Average monthly square footage occupied	54,858	53,021

Self-Storage Portfolio Summary
As of March 31, 2026
(unaudited)
U-Haul Owned Store Data by State
				Annual
State/		Units	Rentable	Revenue	Occupancy
Province	Stores	Occupied	Square Feet	Per Foot	During Qtr
Texas	102	35,998	4,937,797	$15.87	67.5%
Florida	93	33,661	4,282,463	$19.32	67.9%
California	89	33,834	3,352,228	$22.48	78.1%
Illinois	85	37,915	4,432,525	$17.04	72.3%
Pennsylvania	74	27,777	3,157,671	$18.60	69.0%
Ohio	68	25,730	3,143,964	$15.51	70.8%
New York	67	27,855	2,723,022	$24.14	76.9%
Michigan	61	19,856	2,399,439	$16.56	74.7%
Georgia	57	21,250	2,808,691	$16.83	70.4%
Arizona	51	23,523	3,226,198	$16.76	66.1%
Wisconsin	44	16,420	2,092,796	$14.53	68.9%
North Carolina	42	16,860	2,211,672	$16.03	64.2%
Missouri	40	13,811	1,988,597	$14.70	63.6%
Washington	39	13,862	1,672,760	$17.93	68.3%
Tennessee	37	14,808	1,629,973	$15.54	80.5%
Minnesota	35	13,307	1,774,078	$14.24	71.2%
New Jersey	34	15,851	1,592,730	$21.43	78.0%
Ontario	33	12,430	1,416,014	$23.89	68.9%
Indiana	33	10,465	1,189,482	$14.74	77.9%
Alabama	32	7,931	1,312,968	$13.89	53.0%

Top 20 Totals	1,116	423,144	51,345,068	$17.72	70.6%

All Others	508	185,469	22,306,185	$17.65	72.2%

4Q FY 2026 Totals	1,624	608,613	73,651,253	$17.70	71.1%

Same Store Pool Held Constant for Prior Periods
Same Store 4Q26	948	342,134	34,053,475	$18.49	86.1%
Same Store 4Q25	948	365,169	34,037,858	$17.36	91.5%
Same Store 4Q24	948	365,223	34,004,911	$16.89	91.2%

Non-Same Store 4Q26	676	266,479	39,597,778	$16.68	57.9%
Non-Same Store 4Q25	610	250,465	34,338,142	$16.08	62.8%
Non-Same Store 4Q24	528	212,180	27,852,116	$16.06	65.6%

Same Store Pool, Prior Periods Unchanged
Same Store 4Q26	948	342,134	34,053,475	$18.49	86.1%
Same Store 4Q25	893	317,736	29,661,083	$17.32	91.9%
Same Store 4Q24	862	291,587	27,376,696	$16.87	92.3%

Non-Same Store 4Q26	676	266,479	39,597,778	$16.68	57.9%
Non-Same Store 4Q25	665	297,898	38,714,917	$16.32	66.0%
Non-Same Store 4Q24	614	285,816	34,480,331	$16.28	70.1%

Note: Store Count, Units, and NRSF reflect active storage locations for the last month of the reporting quarter.
Occupancy % reflects average occupancy during the reporting quarter.
Revenue per foot is average revenue per occupied foot over fiscal year 2026.
Same store includes storage locations with rentable storage inventory for more than three years and have had a capacity change of less than twenty units for any year-over-year period of the reporting month.

The locations have occupancy each month during the last three years and have achieved 80% or greater physical occupancy for the last two years. Prior year Same Store figures are for locations meeting the Same Store criteria as of the prior year reporting month.

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2026	2025
	(Unaudited)
ASSETS	(In thousands)
Cash and cash equivalents	$1,120,147	$988,828
Trade receivables and reinsurance recoverables, net	159,768	230,716
Inventories and parts	178,155	163,132
Prepaid expenses	191,671	282,406
Fixed maturity securities available-for-sale, net, at fair value	2,417,912	2,479,498
Equity securities, at fair value	14,976	65,549
Investments, other	706,314	678,254
Deferred policy acquisition costs, net	112,852	121,729
Other assets	127,202	126,732
Right of use assets – financing, net	-	138,698
Right of use assets – operating, net	40,188	46,025
Related party assets	53,159	45,003

Property, plant and equipment, at cost:
Land	1,865,369	1,812,820
Buildings and improvements	10,542,945	9,628,271
Furniture and equipment	1,074,032	1,047,414
Rental trailers and other rental equipment	1,206,253	1,046,135
Rental trucks	8,554,508	7,470,039
	23,243,107	21,004,679
Less: Accumulated depreciation	(6,862,662)	(5,892,079)
Total property, plant and equipment, net	16,380,445	15,112,600
Total assets	$21,502,789	$20,479,170
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$850,294	$820,900
Notes, loans and finance leases payable, net	8,083,374	7,193,857
Operating lease liabilities	40,957	46,973
Policy benefits and losses, claims and loss expenses payable	939,874	857,521
Liabilities from investment contracts	2,357,545	2,511,422
Other policyholders' funds and liabilities	2,899	7,539
Deferred income	56,614	52,895
Deferred income taxes, net	1,559,581	1,489,920
Total liabilities	13,891,138	12,981,027

Common stock	10,497	10,497
Non-voting common stock	176	176
Additional paid-in capital	462,548	462,548
Accumulated other comprehensive loss	(163,640)	(229,314)
Retained earnings	7,979,720	7,931,886
Cost of common stock in treasury, net	(525,653)	(525,653)
Cost of preferred stock in treasury, net	(151,997)	(151,997)
Total stockholders' equity	7,611,651	7,498,143
Total liabilities and stockholders' equity	$21,502,789	$20,479,170

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended March 31,
	2026	2025
	(Unaudited) (In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$757,001	$745,259
Self-storage revenues	246,831	230,532
Self-moving and self-storage products and service sales	72,668	72,729
Property management fees	8,855	8,861
Life insurance premiums	25,590	19,553
Property and casualty insurance premiums	24,754	23,540
Net investment and interest income	40,612	36,519
Other revenue	95,508	96,516
Total revenues	1,271,819	1,233,509

Costs and expenses:
Operating expenses	830,457	812,290
Commission expenses	81,582	80,758
Cost of product sales	56,159	53,114
Benefits and losses	49,605	45,668
Amortization of deferred policy acquisition costs	4,851	4,755
Lease expense	5,038	5,117
Depreciation, net of (gains) losses on disposals	317,185	268,278
Net (gains) losses on disposal of real estate	3,001	6,305
Total costs and expenses	1,347,878	1,276,285

Earnings (losses) from operations	(76,059)	(42,776)
Other components of net periodic benefit costs	(346)	(372)
Other interest income	15,793	9,053
Interest expense	(96,595)	(80,419)
Fees on early extinguishment of debt and costs of defeasance	(919)	-
Pretax earnings (losses)	(158,126)	(114,514)
Income tax (expense) benefit	30,341	32,223
Losses available to common shareholders	$(127,785)	$(82,291)
Basic and diluted losses per share of Common Stock	$(0.70)	$(0.46)
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings (losses) per share of Non-Voting Common Stock	$(0.65)	$(0.41)
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended March 31,
	2026	2025
	(Unaudited) (In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$3,811,921	$3,725,524
Self-storage revenues	972,427	897,913
Self-moving and self-storage products and service sales	329,614	327,490
Property management fees	36,875	36,811
Life insurance premiums	80,977	83,707
Property and casualty insurance premiums	105,119	98,900
Net investment and interest income	163,104	151,974
Other revenue	537,782	506,346
Total revenues	6,037,819	5,828,665

Costs and expenses:
Operating expenses	3,415,362	3,275,471
Commission expenses	416,231	407,368
Cost of product sales	246,860	234,145
Benefits and losses	192,197	182,749
Amortization of deferred policy acquisition costs	19,652	18,333
Lease expense	19,264	20,503
Depreciation, net of (gains) losses on disposals	1,287,021	958,184
Net (gains) losses on disposal of real estate	8,611	15,758
Total costs and expenses	5,605,198	5,112,511

Earnings from operations	432,621	716,154
Other components of net periodic benefit costs	(1,383)	(1,488)
Other interest income	47,261	59,057
Interest expense	(364,757)	(295,716)
Fees on early extinguishment of debt and costs of defeasance	(1,108)	(495)
Pretax earnings	112,634	477,512
Income tax expense	(29,506)	(110,422)
Earnings available to common shareholders	$83,128	$367,090
Basic and diluted earnings per share of Common Stock	$0.24	$1.69
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Non-Voting Common Stock	$0.44	$1.89
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

###

EARNINGS PER SHARE

We calculate earnings per share using the two-class method in accordance with Accounting Standards Codification Topic 260, Earnings Per Share. The two-class method allocates the undistributed earnings available to common stockholders to the Company’s outstanding common stock, $0.25 par value (the “Voting Common Stock”), and the Series N Non-Voting Common Stock, $0.001 par value (the “Non-Voting Common Stock”), based on each share’s percentage of total weighted average shares outstanding. The Voting Common Stock and Non-Voting Common Stock are allocated 10% and 90%, respectively, of our undistributed earnings available to common stockholders. This represents earnings available to common stockholders, less the dividends declared, for both the Voting Common Stock and Non-Voting Common Stock.

Our undistributed earnings per share is calculated by taking the undistributed earnings available to common stockholders and dividing this number by the weighted average shares outstanding for the respective stock. If there was a dividend declared for that period, the dividend per share is added to the undistributed earnings per share to calculate the basic and diluted earnings per share. The process is used for both Voting Common Stock and Non-Voting Common Stock.

The calculation of basic and diluted earnings per share for the quarters and years ended March 31, 2026 and 2025 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Quarter Ended
	March 31,
	2026	2025
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net losses available to common stockholders	$(127,785)	$(82,291)
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(8,823)	(8,823)
Undistributed losses available to common stockholders	$(136,608)	$(91,114)
Undistributed losses available to common stockholders allocated to Voting Common Stock	$(13,661)	$(9,111)

Undistributed losses per share of Voting Common Stock	$(0.70)	$(0.46)
Dividends declared per share of Voting Common Stock	-	-
Basic and diluted losses per share of Voting Common Stock	$(0.70)	$(0.46)

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net losses available to common stockholders	$(127,785)	$(82,291)
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(8,823)	(8,823)
Undistributed losses available to common stockholders	$(136,608)	$(91,114)
Undistributed losses available to common stockholders allocated to Non-Voting Common Stock	$(122,947)	$(82,003)

Undistributed losses per share of Non-Voting Common Stock	$(0.70)	$(0.46)
Dividends declared per share of Non-Voting Common Stock	0.05	0.05
Basic and diluted earnings (losses) per share of Non-Voting Common Stock	$(0.65)	$(0.41)

	For the Years Ended
	March 31,
	2026	2025
	(Unaudited) (In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$83,128	$367,090
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(35,294)	(35,294)
Undistributed earnings available to common stockholders	$47,834	$331,796
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$4,783	$33,180

Undistributed earnings per share of Voting Common Stock	$0.24	$1.69
Dividends declared per share of Voting Common Stock	-	-
Basic and diluted earnings per share of Voting Common Stock	$0.24	$1.69

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$83,128	$367,090
Voting Common Stock dividends declared	- -	- -
Non-Voting Common Stock dividends declared	(35,294)	(35,294)
Undistributed earnings available to common stockholders	$47,834	$331,796
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$43,051	$298,616

Undistributed earnings per share of Non-Voting Common Stock	$0.24	$1.69
Dividends declared per share of Non-Voting Common Stock	0.20	0.20
Basic and diluted earnings per share of Non-Voting Common Stock	$0.44	$1.89

NON-GAAP FINANCIAL RECONCILIATION SCHEDULE

As of April 1, 2019, we adopted the new accounting standard for leases. Part of this adoption resulted in approximately $1 billion of property, plant and equipment, net (“PPE”) being reclassed to Right of use assets - financing, net (“ROU-financing”). The tables below show adjusted PPE as of March 31, 2026 and March 31, 2025 by including the ROU-financing. The assets included in ROU-financing are not a true book value as some of the assets are recorded at between 70% and 100% of value based on the lease agreement. The finance leases tied to these ROU-financing were paid off as of March 31, 2026. This non-GAAP measure is intended as a supplemental measure of our balance sheet that is neither required by nor presented in accordance with GAAP. We believe that the use of this non-GAAP measure provides an additional tool for investors to use in evaluating our financial condition. This non-GAAP measure should not be considered in isolation or as a substitute for other measures calculated in accordance with GAAP.

			March 31,	March 31,
			2026	2025
	March 31,	ROU Assets	Property, Plant and Equipment	Property, Plant and Equipment
	2026	Financing	Adjusted	Adjusted
	(Unaudited)
	(In thousands)

Property, plant and equipment, at cost
Land	$1,865,369	$-	$1,865,369	$1,812,820
Buildings and improvements	10,542,945	-	10,542,945	9,628,271
Furniture and equipment	1,074,032	-	1,074,032	1,047,475
Rental trailers and other rental equipment	1,206,253	-	1,206,253	1,104,206
Rental trucks	8,554,508	-	8,554,508	7,779,514
Right-of-use assets, gross	23,243,107	-	23,243,107	21,372,286
Less: Accumulated depreciation	(6,862,662)	-	(6,862,662)	(6,120,988)
Total property, plant and equipment, net	$16,380,445	$-	$16,380,445	$15,251,298

			March 31,
			2025
	March 31,	ROU Assets	Property, Plant and Equipment
	2025	Financing	Adjusted
	(Unaudited)
	(In thousands)
Property, plant and equipment, at cost
Land	$1,812,820	$-	$1,812,820
Buildings and improvements	9,628,271	-	9,628,271
Furniture and equipment	1,047,414	61	1,047,475
Rental trailers and other rental equipment	1,046,135	58,071	1,104,206
Rental trucks	7,470,039	309,475	7,779,514
Right-of-use assets, gross	21,004,679	367,607	21,372,286
Less: Accumulated depreciation	(5,892,079)	(228,909)	(6,120,988)
Total property, plant and equipment, net	$15,112,600	$138,698	$15,251,298

Non-GAAP Financial Measures

Below is a reconciliation of Moving and Storage non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA"). The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP. The non-GAAP measure reported is Adjusted EBITDA. The table below presents the reconciliation of the trailing twelve months adjusted EBITDA measures to its most directly comparable GAAP measures.

Moving and Storage Adjusted EBITDA Calculations
(In thousands, unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025

Net earnings available to common stockholders	$83,128	$128,622	$232,756	$314,004	$367,090
Income tax expense	10,341	11,714	48,448	76,156	94,747
Fees on early extinguishment of debt and costs of defeasance	1,108	189	26	26	495
Interest expense	364,868	348,914	330,192	311,609	296,721
Other interest income	(47,597)	(40,881)	(45,759)	(51,899)	(59,489)
Other components of net periodic benefit costs	1,383	1,409	1,435	1,462	1,488
Net (gains) losses on disposal of real estate	8,611	11,915	12,577	11,037	15,758
Depreciation, net of (gains) losses on disposals	1,287,021	1,238,114	1,158,986	1,045,648	958,184
Earnings from subsidiaries	(63,004)	(59,823)	(56,761)	(57,766)	(55,280)
EBITDA	$1,645,859	$1,640,173	$1,681,900	$1,650,277	$1,619,714